                                                                    EXHIBIT 99.1


[Encore Wire Corporation Logo Omitted]

Encore Wire Corporation                          Contact: Frank J. Bilban
1410 Millwood Road                                        Vice President & CFO
McKinney, Texas 75069
972-562-9473


                                  PRESS RELEASE

FOR IMMEDIATE RELEASE            OCTOBER 23, 2003

                  ENCORE WIRE REPORTS INCREASED PROFITS ON RECORD SALES

MCKINNEY, TX - Encore Wire Corporation (NASDAQ/NMS: WIRE) today reported financial results for the quarter ended September 30, 2003.

Net sales for the third quarter of 2003 increased 42% to $113,877,000 compared to $80,150,000 during the third quarter of 2002. The $113.9 million in sales represents a new quarterly record for Encore, far surpassing the previous high of $80.6 million set in the second quarter of 2003. Shipment volume, measured in copper pounds sold, also set a new quarterly company record. Net income for the quarter increased to $5,222,000 versus $920,000 in the third quarter of 2002, an increase of 467%. Fully diluted net income per common share was $.34 in the third quarter of 2003 compared to $.06 of net income in the third quarter of 2002. Net income and fully diluted net income per share in the third quarter of 2003 also improved dramatically versus the $2,653,000 or $.17 per share reported in the second quarter of 2003.

Net sales for the first nine months of 2003 increased 21% to $261,614,000 compared to $216,487,000 in the first nine months of 2002. Net income was $7,358,000 in the first nine months of 2003 versus $5,541,000 in the same period of 2002, an increase of 33%. Fully diluted net income per share was $.48 in the first nine months of 2003 versus $.36 in the first nine months of 2002.

Commenting on the quarter ended September 30, 2003, Vincent A. Rego, Company Chairman and CEO remarked, "The trend Encore Wire has produced in increased sales and earnings over the last two quarters is remarkable. We earned $.51 per share in the last two quarters versus the previous three quarters in which we earned a cumulative net of $.06 per share. Our sales of $113.9 million this quarter were extremely strong, exceeding our previous record of $80.6 million by 41%. Our industry has suffered through a challenging period over the last few years. It now appears that the strong companies that survived the difficult times are seeing increased volumes resulting from the reduced presence of other competitors in the market. Our plants ran very efficiently during the quarter, also contributing to the enhanced gross margins. Our excellent staff impressed us with their ability to handle the increased volume levels. Copper prices continue to strengthen, which have historically been a driving stimulus of increased margins in our industry. The capacity and productivity enhancements we made in 2001 and 2002 have served us very well in 2003. We will continue to ensure our balance sheet remains strong. We thank our shareholders for their continued support. "

Encore Wire Corporation manufactures a broad range of electrical wire for interior wiring in homes, apartments, manufactured housing and commercial and industrial buildings.

The matters discussed in this news release, other than the historical financial information, including statements about the copper pricing environment, profitability and shareholder value, may include forward-looking statements that involve risks and uncertainties, including fluctuations in the price of copper and other raw materials, the impact of competitive pricing and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. Actual results may vary materially from those anticipated.

                            Encore Wire Corporation
                                 P.O. Box 1149
                               1410 Millwood Road
                             McKinney, Texas 75069
                                 (972) 562-9473
                      Condensed Consolidated Balance Sheet
                                 (In Thousands)
                                  (Unaudited)

                                                     SEPTEMBER 30,    DECEMBER 31,
                                                         2003            2002
                                                     -------------    ------------
ASSETS

Current Assets
  Cash                                               $         290    $        160
  Receivables, net                                          81,054          46,600
  Inventories                                               55,337          50,165
  Prepaid Expenses and Other                                 3,923             672
                                                     -------------    ------------
Total Current Assets                                       140,604          97,597

Property, Plant and Equipment, net                          79,910          85,366

Other Assets                                                    85             166
                                                     -------------    ------------

Total Assets                                         $     220,599    $    183,129
                                                     =============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts Payable                                   $      39,022    $     10,735
  Accrued Liabilities and Other                             14,813          11,183
                                                     -------------    ------------
Total Current Liabilities                                   53,835          21,918

Long Term Liabilities
  Note Payable                                              43,295          47,500
  Non-Current Deferred Income Taxes                          9,251           7,193
                                                     -------------    ------------
Total Long Term Liabilities                                 52,546          54,693

Total Liabilities                                          106,381          76,611

Stockholders' Equity
  Common Stock                                                 170             169
  Additional Paid in Capital                                34,157          34,138
  Treasury Stock                                           (15,275)        (15,275)
  Retained Earnings                                         95,166          87,486
                                                     -------------    ------------
Total Stockholders' Equity                                 114,218         106,518
                                                     -------------    ------------

Total Liabilities and Stockholders' Equity           $     220,599    $    183,129
                                                     =============    ============

                            Encore Wire Corporation
                                 P.O. Box 1149
                               1410 Millwood Road
                             McKinney, Texas 75069
                                 (972) 562-9473
                   Condensed Consolidated Statement of Income
                                 (In Thousands)
                                  (Unaudited)


                                           QUARTER ENDED SEPTEMBER 30,                NINE MONTHS ENDED SEPTEMBER 30,
                                   ----------------------------------------    ---------------------------------------------
                                           2003                    2002                 2003                  2002
                                   ------------------    ------------------    ------------------    -----------------------
Net Sales                          $  113,877   100.0%   $   80,150   100.0%   $  261,614   100.0%   $  216,487        100.0%
Cost of Sales                          96,255    84.5%       72,166    90.0%      226,534    86.6%      188,672         87.2%
                                   ----------   -----    ----------   -----    ----------   -----    ----------   ----------

Gross Profit                           17,622    15.5%        7,984    10.0%       35,080    13.4%       27,815         12.8%

Selling, General and
  Administrative Expenses               8,935     7.8%        6,180     7.7%       21,871     8.4%       17,917          8.3%
                                   ----------   -----    ----------   -----    ----------   -----    ----------   ----------
Operating Income                        8,687     7.6%        1,804     2.3%       13,209     5.0%        9,898          4.6%

Net Interest & Other Expense              527     0.5%          367     0.5%        1,712     0.7%        1,240          0.6%
                                   ----------   -----    ----------   -----    ----------   -----    ----------   ----------
Income before Income Taxes              8,160     7.2%        1,437     1.8%       11,497     4.4%        8,658          4.0%

Income Taxes                            2,938     2.6%          517     0.6%        4,139     1.6%        3,117          1.4%
                                   ----------   -----    ----------   -----    ----------   -----    ----------   ----------
Net Income                         $    5,222     4.6%   $      920     1.1%   $    7,358     2.8%   $    5,541          2.6%
                                   ==========   =====    ==========   =====    ==========   =====    ==========   ==========

Basic Earnings Per Share           $     0.35            $     0.06            $     0.49            $     0.36
                                   ==========            ==========            ==========            ==========

Diluted Earnings Per Share         $     0.34            $     0.06            $     0.48            $     0.36
                                   ==========            ==========            ==========            ==========

Weighted Average Number of
  Common and Common
  Equivalent Shares Outstanding:
    -Basic                             15,120                15,168                15,120                15,231
                                   ==========            ==========            ==========            ==========

    -Diluted                           15,305                15,282                15,205                15,381
                                   ==========            ==========            ==========            ==========